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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2004

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        On September 13, 2004, Regal Entertainment Group (the "Company") issued a press release announcing that the Company's board of directors expects to increase the Company's quarterly Class A and Class B common stock dividend by 50% to $0.30 per share from $0.20 per share beginning with the Company's fourth quarter 2004 dividend. This announcement will not affect the previously announced quarterly dividend of $0.20 per share of Class A and Class B common stock that is payable on September 15, 2004, to stockholders of record on September 1, 2004.

        The Company's press release also announced that its board of directors has authorized a share repurchase program pursuant to which the Company may repurchase up to $50 million of the Company's outstanding shares of Class A common stock. The repurchases are to be made from time to time in the open market or directly from stockholders other than Company insiders at prevailing market or negotiated prices based upon market conditions and other factors.

        A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Press release dated September 13, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: September 13, 2004	By:	/s/ AMY E. MILES
	Name:	Amy E. Miles
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 13, 2004.

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  Item 8.01. Other Events.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX